Exhibit 99.1

Company Contact Gina Rodrigues Aware, Inc. 781-276-4000 grodrigues@aware.com	Investor Contact Matt Glover and Sophie Pearson Gateway Group, Inc. 949-574-3860 AWRE@gatewayir.com

Aware Expands eKYC Offerings By Acquiring Fortress Identity

Acquisition Provides Strong Foothold in Cloud-based Service Offerings for Compliance and Risk Management for Secure Digital Identities.

BEDFORD, MASS. – Dec. 22, 2021 – Aware, Inc., (NASDAQ: AWRE), a leading global provider of biometrics software products, solutions and services, today announced it has acquired Fortress Identity, a pioneering provider of digital ID verification and biometric authentication. As a result of the acquisition, Aware expands its offerings around identity proofing—enhancing its onboarding, verification and authentication offerings to directly address financial compliance requirements and enable organizations to mitigate risk and curtail increasing fraud.

The FortressID™ platform from Fortress Identity uses biometric multi-factor authentication to combine onboarding validation and due diligence for compliance and risk management. The result is a highly secure, seamless user experience that eliminates the need for passwords; enables customers to verify identification documents; and directly performs risk and due diligence checks (examples include anti-money laundering (AML), counter-terrorism finance (CTF), and politically exposed persons (PEP)).

“The cloud-native FortressID™ platform is highly complementary to Aware’s current offerings. Its existing customer base will help accelerate our penetration into the most attractive markets in North America and other geographies—furthering our transformation to a SaaS business model and our ability to provide customers with biometrics on demand,” said Bob Eckel, Aware’s chief executive officer. “Furthermore, the acquisition strengthens our position in our core markets in Latin America and Europe and expands our suite of offerings to include each link in the identity value chain.”

Alessandro Chiarini of Fortress Identity said: “Since inception, Fortress Identity’s mission has been to strengthen the integration between digital ID verification and biometric authentication during onboarding so it can be leveraged in subsequent enterprise authentication. It aligns nicely with Aware’s vision of creating a world where individuals own their identity and I’m excited for the collective impact the combined suite of offerings will have.”

To learn more about Aware’s industry-leading biometric identification and authentication offerings, visit Aware’s website.

About Aware

Aware, a global leader in productized biometrics software products, solutions, and services, provides critical biometric functionality to collect, manage, process, and match biometric images and data for identification and authentication. With its decades-long experience, Aware is a market leader in liveness detection and multi-modal fusion to protect client and business processes through fingerprint, face, iris, and voice matching algorithms, mobile biometric capture and authentication software, a biometric workflow and middleware platform, and a fully scalable ABIS. Aware’s device-agnostic, integration-ready, and customer-managed products enable ease-of-use for enterprises to empower individuals to own their identities. Aware serves customers across a multitude of industries, including financial services, enterprise security, healthcare, human resources, citizen ID, border management, law enforcement, defense, and intelligence. Aware is a publicly held company (Nasdaq: AWRE) based in Bedford, Massachusetts. To learn more, visit https://www.aware.com or follow Aware on Twitter @AwareBiometrics.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue, earnings and non-recurring charges, the growth of the biometrics markets, and Aware’s planned success with the FortressID™ platform. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements.

Risk factors related to our business include, but are not limited to: i) we may not be able to successfully integrate Fortress Identity’s operations and products into our existing operations and offerings, ii) our operating results may fluctuate significantly and are difficult to predict; iii) we derive a significant portion of our revenue from government customers, and our business may be adversely affected by changes in the contracting or fiscal policies of those governmental entities; iv) a significant commercial market for biometrics technology may not develop, and if it does, we may not be successful in that market; v) we derive a significant portion of our revenue from third party channel partners; vi) the biometrics market may not experience significant growth or our products may not achieve broad acceptance; vii) we face intense competition from other biometrics solution providers; viii) our business is subject to rapid technological change; ix) our software products may have errors, defects or bugs which could harm our business; x) our business may be adversely affected by our use of open source software; xi) we rely on third party software to develop and provide our solutions and significant defects in third party software could harm our business; xii) part of our future business is dependent on market demand for, and acceptance of, the cloud-based model for the use of software: xiii) our operational systems and networks and products may be subject to an increasing risk of continually evolving cybersecurity or other technological risks which could result in the disclosure of company or customer confidential information, damage to our reputation, additional costs, regulatory penalties and financial losses; xiv) our intellectual property is subject to limited protection; xv) we may be sued by third parties for alleged infringement of their proprietary rights; xvi) we must attract and retain key personnel; xvii) our business may be affected by government regulations and adverse economic conditions; xviii) we may make acquisitions that could adversely affect our results, xix) we may have additional tax liabilities; and xx) we believe the effects caused by the COVID-19 pandemic will likely have an adverse impact on our revenue over the next several quarters.

We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2020 and other reports and filings made with the Securities and Exchange Commission.

###

Aware is a registered trademark of Aware, Inc.